UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________________________
FORM 8-K
____________________________________________________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 14, 2020
____________________________________________________________________________
SI-BONE, INC.
(Exact name of registrant as specified in its charter)
____________________________________________________________________________

Delaware	001-38701	26-2216351
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

471 El Camino Real
Suite 101
Santa Clara, CA 95050
(Address of principal executive offices) (Zip Code)

(408) 207-0700
(Registrant’s telephone number, include area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SIBN	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Information.

On October 14, 2020, SI-BONE, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC and BofA Securities, Inc., representatives of the several underwriters (the “Underwriters”), and a stockholder of the Company (the “Selling Stockholder”) relating to the offering and sale (the “Offering”) of 3,190,053 shares of the Company’s common stock, par value $0.0001 per share. Of these shares, 190,053 shares were offered by the Selling Stockholder, and 3,000,000 shares were offered by the Company. The price to the public in the Offering is $22.00 per share of common stock. Pursuant to the Underwriting Agreement, the Underwriters have a 30-day option to purchase up to an additional 478,507 shares of common stock from the Company on the same terms and conditions. The Offering is scheduled to close on October 19, 2020, subject to the satisfaction of customary closing conditions. The shares of common stock are listed on The Nasdaq Global Market.

The Offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-235714) filed with the Securities and Exchange Commission (the “SEC”) on December 27, 2019, and declared effective on January 2, 2020. The Company filed with the SEC a preliminary prospectus supplement, dated October 14, 2020, and a final prospectus supplement, dated October 14, 2020, relating to the offer and sale of the shares.

Morgan Stanley and BofA Securities are acting as joint book-running managers. Cantor Fitzgerald & Co., JMP Securities LLC and Needham & Company, LLC are acting as co-managers.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and the Selling Stockholder, customary conditions to closing, indemnification obligations of the Company, the Selling Stockholder and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The Underwriting Agreement is filed as Exhibit 1.1 hereto. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Cooley LLP relating to the shares in the Offering is attached as Exhibit 5.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1
Underwriting Agreement, dated October 14, 2020, by and among the Company, Morgan Stanley & Co. LLC and BofA Securities, Inc., as representatives of the several underwriters named on Schedule II thereto, and certain shareholders of the Company named on Schedule I thereto.

5.1	Opinion Cooley
23.1	Consent of Cooley LLP (contained in Exhibit 5.1)
104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SI-BONE, INC.

Date:	October 15, 2020	By:	/s/ Laura A. Francis
Laura A. Francis
Chief Operating Officer and Chief Financial Officer
(Principal Financial and Accounting Officer)